                                                             EXHIBIT (h)(13)(e)

                  FOURTH AMENDMENT TO PARTICIPATION AGREEMENT

   THIS AMENDMENT ("Amendment") is made the 31/st/ day of October, 2014 by and among American General Life Insurance Company (the "Company"), PIMCO Variable Insurance Trust (the "Fund") and PIMCO Investments LLC (the "Underwriter").


                              W I T N E S S E T H

   WHEREAS, the Company, the Fund and Allianz Global Investors Distributors LLC (f/k/a PIMCO Funds Distributors LLC) ("AGID") entered into a certain Participation Agreement dated October 2, 2000 (the "Agreement);

   WHEREAS, the parties hereto and AGID entered into that certain Novation of and Amendment to Participation Agreement, dated July 1, 2011, whereby the Underwriter was substituted for AGID as a party to the Agreement;

   WHEREAS, the parties desire to amend the Agreement to allow for all classes of shares of each Portfolio of the Fund to become Designated Portfolios;

   WHEREAS, the Company (as successor to American General Life Insurance Company of Delaware f/k/a AIG Life Insurance Company ("AGLD")), the Fund and PIMCO Investments LLC (f/k/a Allianz Global Investors Distributors LLC (f/k/a PIMCO Funds Distributors LLC) ("AGID") are parties to a certain Participation Agreement dated April 1, 2000, as amended and/or novated, the termination of which shall become effective upon the effective date of this Amendment; and

   WHEREAS, the parties desire to amend Schedule A to the Agreement to add certain of the Company's Separate Accounts and Contracts, which prior to the merger of AGLD with and into the Company were Separate Accounts of and Contracts issued by AGLD;

   NOW, THEREFORE, the parties hereto, in consideration of the mutual covenants herein contained and for other good and valuable consideration, hereby agree as follows:

1. Unless otherwise defined in this Amendment, the terms used herein shall have the same meanings they have in the Agreement.

2. The reference to "Administrative Class" is deleted from the ninth WHEREAS clause in the Agreement.

3. Schedule A to the Agreement is deleted in its entirety and replaced with Schedule A attached hereto.

4. The amendments set forth herein shall be effective as of the date first referenced above.

5. Except as set forth above, the Agreement shall remain in full force and effect in accordance with its terms.

6. This Amendment may be executed in one or more counterparts, each of which shall be deemed to be an original, and all of which taken together shall constitute one and the same Amendment.

   IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the date set forth above.

                                   LOGO   PIMCO INVESTMENTS LLC

                                          By:     /s/ Steven B.Plump
                                                  ------------------------------
                                          Name:   Steven B.Plump
                                          Title:  Head of Business Management

                                          PIMCO VARIABLE INSURANCE TRUST

                                          By:     /s/ Eric Johnson
                                                  ------------------------------
                                          Name:   Eric Johnson
                                          Title:  Vice President

                                          AMERICAN GENERAL LIFE INSURANCE
                                          COMPANY

                                          By:     /s/ Robert J. Scheinerman
                                                  ------------------------------
                                          Name:   Robert J. Scheinerman
                                          Title:  Executive Vice President,
                                                  Individual & Group Retirement

                                  Schedule A

The term "Designated Portfolios" includes any class of any Portfolio of the Fund currently offered or offered at any time in the future, other than any such Portfolio and/or class that ceases operations and/or ceases to be offered.

Segregated Asset Accounts                        Date Established
-------------------------                        -----------------

The Company's Separate Accounts

Separate Account D (Registered)                  November 19, 1973
Separate Account VL-R (Registered)                  May 6, 1997
Separate Account VL-U LIS (Unregistered)         October 19, 1998

The Company's Separate Accounts (former American General Life Insurance
Company of Delaware f/k/a AIG Life Insurance Company Separate Accounts)

Separate Account II (Registered)                   June 5, 1996
Separate Account IV (Unregistered)                 June 5, 1996
Separate Account 7 (Unregistered)                  June 5, 1996
Separate Account 9 (Unregistered)                  June 5, 1996
Separate Account 10 (Unregistered)                 June 5, 1996
Separate Account 101 (Unregistered)               August 29, 2002
Separate Account 102 (Unregistered)                June 1, 2005
Separate Account 104 (Unregistered)               August 5, 2009
Separate Account 106 (Unregistered)                March 1, 2010
Separate Account 107 (Unregistered)              September 1, 2010

Contracts

Registered Variable Universal Life Insurance Group (VUL)
Private Placement Variable Universal Life Insurance Group (Group VUL, Individual VUL, and Joint & Last Survivor VUL)
Registered Variable Annuity contracts (VA)